OCCIDENTAL PETROLEUM CORPORATION

2005 LONG-TERM INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AWARD TERMS AND CONDITIONS

DATE OF GRANT:	See Morgan Stanley Benefit Access “Stock Options and SARs /My Grants/Grant Date”
SHARES OF COMMON STOCK

SUBJECT TO THIS OPTION:	See Morgan Stanley Benefit Access “Stock Options and SARs /My Grants/Granted”
VESTING AND EXERCISE

SCHEDULE:
Zero prior to the first anniversary of the Date of Grant; ⅓ on the first anniversary of the Date of Grant; an additional ⅓ on the second anniversary of the Date of Grant; and an additional ⅓ on the third anniversary of the Date of Grant (each such anniversary of the Date of Grant being a “Vesting Date”)

PURCHASE PRICE PER SHARE:	See Morgan Stanley Benefit Access “Stock Options and SARs /My Grants/Grant Price”
The following Terms and Conditions (these “Terms and Conditions”) are set forth as of the Date of Grant between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation (“OXY” and, with its subsidiaries, the “Company”), and the eligible employee receiving this award (the “Grantee”).
1.Grant of Option. In accordance with these Terms and Conditions and the Occidental Petroleum Corporation 2005 Long-Term Incentive Plan, as the same may be amended from time to time (the “Plan”), OXY hereby grants to the Grantee as of the Date of Grant the right and option (“Option”) to purchase all or any part of the aggregate number of shares of OXY common stock, $0.20 par value (“Common Stock”), set forth above. In the event of any conflict between the terms of these Terms and Conditions and the Plan, the Plan shall control. Capitalized terms used but not defined in these Terms and Conditions shall have the meanings attributed to such terms under the Plan, unless the context requires otherwise. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.
If the Grantee fails to accept this award prior to the first record date for the payment of dividends on the Common Stock subsequent to the Date of Grant, then, notwithstanding any other provision of this award, the Grantee shall forfeit this Option and all rights under this award and this award will become null and void. For purposes of these Terms and Conditions, acceptance of the award shall occur on the date the Grantee accepts this Nonstatutory Stock Option Award through Morgan Stanley Benefit Access or any replacement on-line system designated by the Company.

2.    Purchase Price. The purchase price per share of Common Stock purchasable pursuant to the exercise of this Option shall be the purchase price per share set forth above, which has been determined to be equal to the Fair Market Value of a share of Common Stock at the Date of Grant. For all purposes of these Terms and Conditions, the Fair Market Value of a share of Common Stock shall be determined in accordance with the provisions of the Plan.
3.    Vesting of Option. The Grantee cannot exercise the Option until the right to exercise has vested. The Grantee will become vested in the aggregate number of shares of Common Stock offered by this Option as determined under the vesting schedule set forth above, provided the Grantee remains in the employ of, or a service provider to, the Company until each applicable Vesting Date. The continuous employment of the Grantee will not be deemed to have been interrupted by reason of the transfer of the Grantee’s employment among the Company and its affiliates or an approved leave of absence. Notwithstanding the foregoing:

(a)    if, prior to the final Vesting Date, the Grantee dies, becomes permanently disabled while in the employ of the Company and terminates employment as a result thereof, retires with the written consent of the Company, or terminates employment without cause (as determined by the Company) for the convenience of the Company (each of the foregoing, a “Forfeiture Event”), then the unvested portion of this Option will be reduced on a pro rata basis based upon the number obtained by (i) multiplying the aggregate number of shares of Common Stock offered by this Option by a fraction, the numerator of which is the number of days between the Date of Grant and the Forfeiture Event, and the denominator of which is the number of days between the Date of Grant and the final Vesting Date, and (ii) subtracting from the product the number of shares of Common Stock with respect to which this Option became vested and exercisable prior to the Forfeiture Event. This Option shall become vested and exercisable with respect to such pro rata unvested shares of Common Stock offered by this Option as of the date of the Forfeiture Event, and this Option shall cease to be exercisable as of such date with respect to any other shares of Common Stock offered under this Option that have not become vested and exercisable on or prior to such date; and

(b)    if a Change in Control occurs prior to the final Vesting Date and the Grantee’s employment is terminated by the Company on or after the date of such event and as a result of such event, then this Option shall become fully vested and exercisable as of the date of such termination of employment unless, prior to the occurrence of the Change in Control, the Committee, as provided in Section 7.1 of the Plan, determines that such event will not accelerate the vesting and exercisability of this Option. Any such determination by the Committee is binding on the Grantee.

    If the Grantee terminates employment voluntarily or the Grantee’s employment is terminated for cause (as determined by the Company) before the final Vesting Date, then the Grantee shall forfeit the portion of this Option that has not become vested and exercisable prior to the Grantee’s termination date.

4.    Exercise of Option. Subject to the earlier expiration of this Option pursuant to Section 5, the vested portion of this Option may be exercised, by written notice to OXY at its principal executive office addressed to the attention of its corporate secretary (or such other officer, employee or designee of the Company as OXY may designate from time to time), at any time and from time to time after the Date of Grant but prior to the Expiration Time (as defined below). The notice must specify that this Option (or a portion thereof) is being exercised and the number of shares with respect to which this Option is being exercised. This Option may only be exercised as provided in these Terms and Conditions and in accordance with such rules and regulations as may, from time to time, be adopted by the Committee. The exercise of this Option shall be deemed effective upon receipt by OXY of the notice and payment described herein. As soon as practicable after the effective exercise of this Option, and upon satisfaction of all applicable withholding requirements, the Grantee shall be recorded on OXY’s stock transfer books as the owner of the Shares purchased.

    The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (i) in cash, cash equivalents, or by electronic funds transfer, (ii) if permitted by the Committee in its sole discretion, by delivering or constructively tendering to OXY shares of Common Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by the Grantee for such minimum period of time as may be established from time to time by the Committee), (iii) if the Common Stock is readily tradable on a national securities exchange, through a “cashless exercise” in accordance with a Company established policy or program for the same, or (iv) in any other legal consideration the Committee deems appropriate. No fraction of a share of Common Stock shall be issued by OXY upon exercise of an Option or accepted by OXY in payment of the exercise price thereof; rather, the Grantee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock. Unless and until the date that shares of Common Stock are issued by OXY to the Grantee following exercise of the Option, the Grantee (or the person permitted to exercise this Option in the event of the Grantee’s death) shall not be or have any of the rights or privileges of a stockholder of OXY with respect to shares acquirable upon an exercise of this Option.
5.    Expiration. This Option shall expire (and shall cease to be outstanding) at the close of business on the seventh anniversary of the Date of Grant (the “Expiration Time”); provided, that if the Grantee terminates employment voluntarily or the Grantee’s employment is terminated for cause (as determined by the Company) before the final Vesting Date, then this Option may be exercised by the Grantee (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Grantee) at any time during the period of 90 days following such termination, but only as to the number of shares the Grantee was entitled to purchase hereunder as of the date the Grantee’s employment so terminates.
6.    Taxes and Withholding. Regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local tax and non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company. The Grantee further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including the grant, vesting or exercise of the Option; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Grantee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable event, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee, first, from the shares purchased upon exercise of this Option and, if not sufficient, from the Grantee’s wages or other cash compensation. The Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s receipt, vesting or exercise of this Option that cannot be satisfied by the means previously described.
7.    Status of Common Stock. OXY intends to register for issuance under the Securities Act of 1933, as amended (the “Act”), the shares of Common Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Common Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. OXY intends to use its reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, the Grantee (or the person permitted to exercise this Option in the event of the Grantee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.
The Grantee agrees that the shares of Common Stock which the Grantee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. The Grantee also agrees that (i) any certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) OXY may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of OXY if such proposed transfer would in the opinion of counsel satisfactory to OXY constitute a violation of any applicable securities law, and (iii) OXY may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

8.    No Employment Contract. Nothing in these Terms and Conditions confers upon the Grantee any right with respect to continued employment by the Company, nor limits in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee. Unless otherwise agreed in a writing signed by the Grantee and an authorized representative of the Company, the Grantee’s employment with the Company is at will and may be terminated at any time by the Grantee or the Company.
9.    Grantee’s Representations and Releases. By accepting this Option, the Grantee acknowledges that the Grantee has read these Terms and Conditions and understands that (i) the grant of this Option is made voluntarily by OXY in its discretion with no liability on the part of any of its direct or indirect subsidiaries and that, if the Grantee is not an employee of OXY, the Grantee is not, and will not be considered, an employee of OXY but the Grantee is a third party (employee of a subsidiary) to whom this Option is granted; (ii) all decisions with respect to future awards, if any, will be at the sole discretion of OXY; (iii) the Grantee’s participation in the Plan is voluntary; (iv) this Option is an extraordinary item that does not constitute a regular and recurring item of base compensation; (v) the future value of any Shares that may be purchased pursuant to this Option cannot be predicted and OXY does not assume liability in the event this Option or any purchased Shares have no value in the future; (vi) subject to the terms of any tax equalization agreement between the Grantee and the entity employing the Grantee, the Grantee will be solely responsible for the payment or nonpayment of taxes imposed or threatened to be imposed by any authority of any jurisdiction; (vii) OXY is not providing any tax, legal or financial advice with respect to this Option or the Grantee’s participation in the Plan; and (viii) if the purchase price of the Common Stock under this Option is less than the fair market value of such Common Stock on the date of grant of this Option, then the Grantee may incur adverse tax consequences under section 409A of the Code. The Grantee acknowledges and agrees that (a) he is not relying upon any determination by the Company, any Affiliate, or any of their respective employees, directors, managers, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Common Stock on the date of grant of this Option, (b) he is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with the Grantee’s acceptance of these Terms and Conditions and his receipt, holding and exercise of this Option, and (c) in deciding to accept these Terms and Conditions, the Grantee is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted. The Grantee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the Grantee’s acceptance of these Terms and Conditions and his receipt, holding and exercise of this Option or related to the termination of the Option or diminution in value of the Option resulting from termination of the Grantee’s employment by the Company (for any reason whatsoever).
By accepting this Option, the Grantee agrees, to the extent not contrary to applicable law, to the General Terms of Employment set out on Attachment 1 and the Arbitration Provisions set out on Attachment 2, which, in each case, are incorporated in these Terms and Conditions by reference.

10.    Notices. Any notices or other communications provided for in these Terms and Conditions shall be sufficient if in writing. In the case of the Grantee, such notices or communications shall be effectively delivered if hand delivered to the Grantee at the Grantee’s principal place of employment or if sent by certified mail, return receipt requested, to the Grantee at the last address the Grantee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by certified mail, return receipt requested, to OXY at its principal executive offices.
11.    Privacy Rights. By accepting this Option, the Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s Data (as defined below) by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Company holds or may receive from any agent designated by the Company certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of this Option or any other entitlement to cash or shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan, including complying with applicable tax and securities laws (“Data”). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the Grantee’s country or elsewhere, and may have different data privacy laws and protections than the Grantee’s country. By accepting these Terms and Conditions, the Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described above. The Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Committee in writing. Refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan.
12.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to this Option granted under the Plan or future awards that may be granted under the Plan (if any) by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
13.    Binding Effect. These Terms and Conditions shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Grantee.
14.    Entire Agreement; Amendment. These Terms and Conditions and the Attachments incorporated in these Terms and Conditions constitute the entire agreement of the parties with regard to the subject matter hereof, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option; provided, however, that the terms of these Terms and Conditions shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company (or an affiliate) and the Grantee in effect as of the date a determination is to be made under these Terms and Conditions. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend these Terms and Conditions from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or these Terms and Conditions, no amendment will adversely affect the rights of the Grantee under these Terms and Conditions in any material respect without the Grantee’s consent.
15.    Compliance with Law. The Company will make reasonable efforts to comply with all federal, state and non-U.S. laws applicable to awards of this type. However, if it is not feasible for the Company to comply with these laws with respect to the grant or settlement of these awards, then the awards may be cancelled without any compensation or additional benefits provided to Grantee as a result of the cancellation.
16.    Relation to Other Benefits. The benefits received by the Grantee under these Terms and Conditions will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Grantee under any life insurance plan covering employees of the Company. Additionally, this Option is not part of normal or expected compensation or salary for any purposes, including but not limited to calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses or long-service awards. The grant of this Option does not create any contractual or other right to receive future grants of Options or benefits in lieu of Options, even if Grantee has a history of receiving Options or other cash or stock awards.
17.    Severability. If one or more of the provisions of these Terms and Conditions is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of these Terms and Conditions, and the remaining provisions of these Terms and Conditions will continue to be valid and fully enforceable.
18.    Governing Law. The laws of the State of Delaware govern the interpretation, performance, and enforcement of these Terms and Conditions.

Attachment 1
General Terms of Employment
A.    Except as otherwise required by law or legal process, the Grantee will not publish or divulge to any person, firm, corporation or institution and will not use to the detriment of OXY, or any of its subsidiaries or other affiliates, or any of their respective officers, directors, employees or stockholders (collectively, “OXY Parties”), at any time during or after the Grantee’s employment by any of them, any trade secrets or confidential information of any of them (whether generated by them or as a result of any of their business relationships), including such information as described in OXY’s ethics code and other corporate policies, without first obtaining the written permission of an officer of the Company.
B.    At the time of leaving employment with the Company, the Grantee will deliver to the Company, and not keep or deliver to anyone else, any and all credit cards, drawings, blueprints, specifications, devices, notes, notebooks, memoranda, reports, studies, correspondence and other documents, and, in general, any and all materials relating to the OXY Parties (whether generated by them or as a result of their business relationships), including any copies (whether in paper or electronic form), that the Grantee has in the Grantee’s possession or control.
C.    The Grantee will, during the Grantee’s employment by the Company, comply with the provisions of OXY’s Code of Business Conduct.
D.    Except as otherwise required by the Grantee’s job or permitted by law, the Grantee will not make statements about any OXY Parties (1) to the press, electronic media, to any part of the investment community, to the public, or to any person connected with, employed by or having a relationship with any of them without permission of an officer of the Company or (2) that are derogatory, defamatory or negative. Nothing herein, however, shall prevent Grantee from making a good faith report or complaint to appropriate governmental authorities. To the fullest extent permitted by law, Grantee will not interfere with or disrupt any of the Company’s operations or otherwise take actions intended directly to harm any of the OXY Parties.
E.    All inventions, developments, designs, improvements, discoveries and ideas that the Grantee makes or conceives in the course of employment by the Company, whether or not during regular working hours, relating to any design, article of manufacture, machine, apparatus, process, method, composition of matter, product or any improvement or component thereof, that are manufactured, sold, leased, used or under development by, or pertain to the present or possible future business of the Company shall be a work-for-hire and become and remain the property of OXY, its successors and assigns.
F.    The foregoing General Terms of Employment are not intended to be an exclusive list of the employment terms and conditions that apply to the Grantee. The Company, in its sole discretion, may at any time amend or supplement the foregoing terms. The Grantee’s breach of the foregoing General Terms of Employment will entitle the Company to take appropriate disciplinary action, including, without limitation, reduction of the Option granted pursuant to these Terms and Conditions and termination of employment.

Attachment 2
ARBITRATION PROVISIONS
ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATED TO THE GRANTEE’S EMPLOYMENT WITH THE COMPANY, OR THE TERMINATION OF THAT EMPLOYMENT, WILL BE DECIDED EXCLUSIVELY BY FINAL AND BINDING ARBITRATION AT A LOCATION WITHIN 50 MILES OF THE COMPANY OFFICE AT OR CLOSEST TO EMPLOYEE’S PRIMARY WORK LOCATION, PURSUANT TO ANY PROCEDURES REQUIRED BY APPLICABLE LAW. TO THE EXTENT NOT INCONSISTENT WITH APPLICABLE LAW, ANY ARBITRATION WILL BE SUBMITTED TO THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND SUBJECT TO AAA EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES IN EFFECT AT THE TIME OF FILING OF THE DEMAND FOR ARBITRATION. THE AAA EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES ARE AVAILABLE ONLINE AT WWW.ADR.ORG. YOU MAY ALSO CALL AAA AT 800.778.7879 IF THERE ARE QUESTIONS ABOUT THE ARBITRATION PROCESS. ONLY THE FOLLOWING CLAIMS ARE EXCLUDED FROM THESE TERMS AND CONDITIONS: (1) CLAIMS FOR WORKERS’ COMPENSATION, UNEMPLOYMENT COMPENSATION, OR STATE DISABILITY BENEFITS, AND CLAIMS BASED UPON ANY PENSION OR WELFARE BENEFIT PLAN THE TERMS OF WHICH CONTAIN AN ARBITRATION OR OTHER NON-JUDICIAL DISPUTE RESOLUTION PROCEDURE, (2) TO THE EXTENT PERMITTED BY APPLICABLE LAW, CLAIMS FOR PROVISIONAL REMEDIES TO MAINTAIN THE STATUS QUO PENDING THE OUTCOME OF ARBITRATION, (3) CLAIMS BASED ON COMPENSATION AWARD AGREEMENTS AND INCENTIVE PLANS AND (4) CLAIMS WHICH ARE NOT PERMITTED BY APPLICABLE LAW TO BE SUBJECT TO A BINDING PRE-DISPUTE ARBITRATION AGREEMENT.
ANY CONTROVERSY REGARDING WHETHER A PARTICULAR DISPUTE IS SUBJECT TO ARBITRATION UNDER THIS ARBITRATION PROVISION SHALL BE DECIDED BY A NEUTRAL ARBITRATOR SELECTED BY AGREEMENT OF GRANTEE AND THE COMPANY OR OTHERWISE SELECTED IN ACCORDANCE WITH AAA EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES.
TO THE EXTENT REQUIRED UNDER APPLICABLE LAW, THE GRANTEE’S RESPONSIBILITY FOR PAYMENT OF THE NEUTRAL ARBITRATOR’S FEES AND EXPENSES SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE FILING FEE THAT WOULD BE REQUIRED FOR A STATE TRIAL COURT ACTION AND THE COMPANY SHALL PAY ALL REMAINING FEES AND EXPENSES OF THE ARBITRATOR. UNLESS OTHERWISE REQUIRED UNDER APPLICABLE LAW, THE PARTIES SHALL EACH PAY THEIR PRO RATA SHARE OF THE NEUTRAL ARBITRATOR’S EXPENSES AND FEES. ANY CONTROVERSY REGARDING THE PAYMENT OF FEES AND EXPENSES UNDER THIS ARBITRATION PROVISION SHALL BE DECIDED BY THE NEUTRAL ARBITRATOR.

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THE NEUTRAL ARBITRATOR WILL ALLOW FOR ADEQUATE DISCOVERY BY BOTH PARTIES AND MAY AWARD ANY FORM OF REMEDY OR RELIEF (INCLUDING INJUNCTIVE RELIEF) THAT WOULD OTHERWISE BE AVAILABLE IN COURT. ANY AWARD PURSUANT TO SAID ARBITRATION SHALL BE ACCOMPANIED BY A WRITTEN OPINION OF THE ARBITRATOR SETTING FORTH THE REASON FOR THE AWARD. THE AWARD RENDERED BY THE ARBITRATOR SHALL BE CONCLUSIVE AND BINDING UPON THE PARTIES HERETO, AND JUDGMENT UPON THE AWARD MAY BE ENTERED, AND ENFORCEMENT MAY BE SOUGHT IN, ANY COURT OF COMPETENT JURISDICTION. TO THE EXTENT NOT INCONSISTENT WITH APPLICABLE LAWS, THE ARBITRATOR WILL HAVE THE AUTHORITY TO HEAR AND GRANT MOTIONS.
THIS AGREEMENT TO ARBITRATE IS FREELY AGREED TO BETWEEN GRANTEE AND THE COMPANY AND IS MUTUALLY ENTERED INTO BETWEEN THE PARTIES. EACH PARTY FULLY UNDERSTANDS AND AGREES THAT THEY ARE GIVING UP CERTAIN RIGHTS OTHERWISE AFFORDED TO THEM BY CIVIL COURT ACTIONS, INCLUDING BUT NOT LIMITED TO THE RIGHT TO A JURY TRIAL.